As filed with the Securities and Exchange Commission on June 11, 2010
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0467835
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5100 Tennyson Parkway, Suite 1200	75024
Plano, Texas	(Zip Code)
(Address of principal executive offices)

2004 omnibus stock and incentive plan
(Full title of the plans)

Phil Rykhoek	Copy to:
Chief Executive Officer Denbury Resources Inc. 5100 Tennyson Parkway, Suite 1200 Plano, Texas 75024 (972) 673-2000 (Name, address and telephone number including area code of agent for service)	Donald Brodsky Judy Gechman Baker Hostetler LLP 1000 Louisiana, Suite 2000 Houston, Texas 77002 (713) 751-1600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
Title of	to be	offering price	aggregate	Amount of
securities to be registered	registered(1)(2)	per share(3)(4)	offering price(3)(4)	registration fee
Common Stock, $.001 par value	8,000,000	$15.46	$123,680,000	$8,818.38

(1)	The securities to be registered are 8,000,000 additional shares of Common Stock, $.001 par value per share, reserved for issuance under the registrant’s 2004 Omnibus Stock and Incentive Plan (the “Plan”).

(2)	Pursuant to Rule 416, this registration statement is deemed to include additional shares of Common Stock issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee.

(4)	Calculated pursuant to Rule 457(c) and (h)(1). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is the price per share of $15.46, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on June 8, 2010.

Explanatory Note
     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the same employee benefit plans are effective, Denbury Resources Inc. (the “Company”) hereby incorporates herein the contents of its earlier registration statements, including any amendments thereto (Registration Nos. 333-116249, 333-143848 and 333-160178), by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description
4.1	2004 Omnibus Stock and Incentive Plan (Updated as of May 19, 2010) (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed May 25, 2010).

5.1*	Opinion of Baker & Hostetler LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on June 11, 2010.

DENBURY RESOURCES INC.
By:	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Phil Rykhoek and Mark C. Allen, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Phil Rykhoek Phil Rykhoek	Chief Executive Officer (Principal Executive Officer)	June 11, 2010

/s/ Mark C. Allen Mark C. Allen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 11, 2010

/s/ Alan Rhoades Alan Rhoades	Vice President — Accounting (Principal Accounting Officer)	June 11, 2010

/s/ Gareth Roberts	Co-Chairman of the Board of Directors	June 11, 2010

Gareth Roberts

/s/ Wieland Wettstein	Co-Chairman of the Board of Directors	June 11, 2010

Wieland Wettstein

/s/ Michael L. Beatty	Director	June 11, 2010

Michael L. Beatty

/s/ Michael B. Decker	Director	June 11, 2010

Michael B. Decker

/s/ Ronald G. Greene	Director	June 11, 2010

Ronald G. Greene

Signatures	Title	Date

/s/ David I. Heather	Director	June 11, 2010

David I. Heather

	Director	June 11, 2010

Greg McMichael

/s/ Randy Stein	Director	June 11, 2010

Randy Stein

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Baker & Hostetler LLP.

23.1	Consent of PricewaterhouseCoopers LLP.